FOR IMMEDIATE RELEASE

HF2 Financial Management Inc. Announces Appointment of Skip Newman as Chief Operating Officer

-     Extensive investment management industry experience

-     25-year track record of successful acquisitions and dispositions involving Berkshire Capital, its clients and its partners

-     Strengthens management team for search for and execution of initial business combination

DENVER, July 17, 2013 — HF2 Financial Management Inc. (Nasdaq: HTWO) today announced the appointment of Seymour A. (Skip) Newman as Chief Operating Officer.

Mr. Newman was elected to be the Chief Operating Officer of the Company on July 17, 2013. Mr. Newman has been the president of SN Consulting LLC, where he provides strategic, financial, and operational consulting to C-suite executives, since 2008. From 2001 to 2008, Mr. Newman served as the Executive Vice President and Chief Financial Officer of ABN AMRO Asset Management Holdings, Inc. an asset management firm. From 1988 to 2001, Mr. Newman worked for Chicago Title & Trust Co. and its affiliate, Alleghany Asset Management, first as the Vice President and Assistant Controller of Chicago Title & Trust Co. (from 1988 to 1996) and then as the Executive Vice President and Chief Financial Officer of Alleghany Asset Management, Inc. (from 1997 to 2001). Mr. Newman began his career at KPMG LLP from 1978 through 1988, beginning as a Senior Accountant before becoming a Manager and Senior Manager. He graduated from Cornell University in 1976, where he received a B.A. in Economics, and from Northwestern University, Kellogg School of Management in 1978, with an M.B.A. in Accounting and Finance. Mr. Newman is a licensed CPA, a FINRA Neutral Arbitrator and a Chicago Regional Board Member of Financial Executives International.

Richard S. Foote, President and Chief Executive Officer, stated, “We are pleased to announce Skip Newman has joined our team.”

Mr. Foote continued, “We have worked with Mr. Newman extensively over a 25-year track record of successful acquisitions and dispositions of businesses involving Berkshire Capital, its clients and its partners. In particular, as Executive Vice President and Chief Financial Officer of ABN AMRO Asset Management Holdings, Inc., he was instrumental in the completion of the business combination by Highbury Financial Inc., the first public permanent capital vehicle formed by our management team. We are fortunate to welcome him aboard.”

Mr. Foote concluded, “Mr. Newman will make invaluable contributions to our search for and evaluation of target businesses for our initial business combination.”

About HF2 Financial Management Inc.

HF2 Financial Management Inc. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination. HF2’s efforts to identify an initial business combination are not limited to a particular industry or geographic region, although it is focused on companies operating in the financial services industry. More information regarding HF2 is available at www.hf2financial.com. Questions and inquiries for further information may be directed to Richard S. Foote, President and Chief Executive Officer of HF2 Financial Management Inc. He can be reached via telephone at 212-207-1012.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of any target and its ability to effectively market its investment strategies, and other risks detailed from time to time in HF2 Financial Management Inc.’s filings with the Securities and Exchange Commission. Reference is hereby made to the “Risk Factors” set forth in the Company’s Form S-1 filed in March 2013.